UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UBIQUITI NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ubiquiti Networks, Inc.

2580 Orchard Parkway

San Jose, CA 95131

(408) 942-3085

October 26, 2012

Dear Stockholders:

We are pleased to invite you to attend our 2012 Annual Meeting of Stockholders to be held on December 14, 2012 at 10:00 a.m. Pacific Time, at our headquarters at 2580 Orchard Parkway, San Jose, California 95131 (the “Annual Meeting”).

The matters to be considered at the meeting are described in detail in the attached proxy statement. We will also report on our activities immediately following the meeting, and you will have an opportunity to submit questions or comments on matters of interest to stockholders generally. Included with the proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

Please use this opportunity to take part in the affairs of Ubiquiti Networks, Inc. by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, I urge you to vote your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person, and may save us from incurring additional proxy solicitation costs.

Thank you for your ongoing support of Ubiquiti Networks, Inc. We look forward to seeing you at the Annual Meeting.

UBIQUITI NETWORKS, INC.

/s/ John Ritchie

John Ritchie

Chief Financial Officer

San Jose, California

This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about October 26, 2012.

UBIQUITI NETWORKS, INC.

2580 Orchard Parkway

San Jose, CA 95131

(408) 942-3085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, December 14, 2012

The Annual Meeting of Stockholders of Ubiquiti Networks, Inc. which will be held at 10:00 a.m., Pacific Time, on Friday, December 14, 2012, at our offices at 2580 Orchard Parkway, San Jose, California 95131, for the following purposes (as more fully described in the proxy statement accompanying this notice):

1.	The election of two Class I directors to serve until the third annual meeting of our stockholders following their election or until their respective successors are duly elected and qualified;

2.	To conduct a non-binding advisory vote to approve named executive officer compensation;

3.	To conduct a non-binding advisory vote on the frequency of holding an advisory stockholder vote on executive officer compensation;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending June 30, 2013; and

5.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on October 25, 2012 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign and date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

The Board of Directors

San Jose, California

October 26, 2012

YOUR VOTE IS IMPORTANT. PLEASE RETURN THE ENCLOSED PROXY, EVEN IF YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON. A MAJORITY OF OUR OUTSTANDING SHARES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE MEETING TO CONSTITUTE A QUORUM.

Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1

Why am I receiving these materials?	1

What items of business will be voted on at the Annual Meeting?	1

How does our Board recommend that I vote?	1

What information is contained in these proxy materials?	1

What shares can I vote?	2

How many votes am I entitled to per share?	2

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2

How can I vote my shares in person at the Annual Meeting?	2

How can I vote my shares without attending the Annual Meeting?	2

Can I change my vote or revoke my proxy?	3

Is my vote confidential?	3

How can I attend the Annual Meeting?	3

How many shares must be present or represented to conduct business at the Annual Meeting?	3

How are votes counted?	3

What is the voting requirement to approve each of the proposals?	4

Is cumulative voting permitted for the election of directors?	4

What happens if additional matters are presented at the Annual Meeting?	4

Who will serve as inspector of elections?	4

Who will bear the cost of soliciting votes for the Annual Meeting?	4

Where can I find the voting results of the Annual Meeting?	5

How can I contact Ubiquiti’s transfer agent?	5

How do I obtain a separate set of proxy materials or request a single set for my household?	5

How do I get electronic access to the proxy materials?	5

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	5

CORPORATE GOVERNANCE	7

Code of Business Conduct and Ethics	7

Director Independence	7

Board Composition	7

Board Leadership Structure	8

Board Meetings and Committees	8

Compensation Committee Interlocks and Insider Participation	11

Board’s Role in Risk Oversight	11

Director Nominations	11

Stockholder Communications with our Board	12

i

ii

UBIQUITI NETWORKS, INC.

2580 Orchard Parkway

San Jose, CA 95131

(408) 942-3085

PROXY STATEMENT

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Ubiquiti Networks, Inc.’s (“Ubiquiti”, “we”, “us” or “our”) Board of Directors (our “Board”) has made these materials available to you on the internet and has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the annual meeting of stockholders, which will take place on Friday, December 14, 2012 at 10:00 a.m. Pacific Time, at our headquarters located at 2580 Orchard Parkway, San Jose, California 95131 (the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of two Class I directors to serve until the third annual meeting of our stockholders following their election or until their respective successors are duly elected and qualified;

•	To conduct a non-binding advisory vote to approve named executive officer compensation;

•	To conduct a non-binding advisory vote regarding the frequency of the advisory vote on executive compensation;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending June 30, 2013 (“fiscal 2013”); and

We will also consider any other business that properly comes before the Annual Meeting.

Q:	How does our Board recommend that I vote?

A:	Our Board recommends that you vote your shares:

•	“FOR” each of the Class I nominees to our Board.

•	“FOR” the approval on an advisory and non-binding basis of the named executive officer compensation.

•	For “TWO YEARS” as the frequency with which stockholders are provided an advisory stockholder vote on executive compensation, on an advisory and non-binding basis.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2013.

Q:	What information is contained in these proxy materials?

A:	You are receiving a proxy card, a copy of our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended June 30, 2012 (“fiscal 2012”) and this proxy statement (collectively, the “proxy materials”). The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our Board and certain other required information.

Q:	What shares can I vote?

A:	Each share of our common stock issued and outstanding as of the close of business on October 25, 2012 (the “Record Date”) is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date there were 88,710,366 shares of our common stock issued and outstanding.

Q:	How many votes am I entitled to per share?

A:	For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we sent the proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. You may also vote on the internet or by telephone, as described in the proxy materials and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described in the proxy materials and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the proxy materials, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the proxy materials, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement for the period including the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, or, if you vote by telephone or internet, by indicating your plans when prompted.

The meeting will begin promptly at 10:00 a.m. Pacific Time on December 14, 2012.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A majority of our issued and outstanding shares of common stock must be present in person or represented by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the non-binding advisory vote on the frequency of holding an advisory stockholder vote regarding executive compensation, you may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” If you “ABSTAIN,” it will have no effect on the outcome of the vote.

For the other item of business, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by our Board.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the votes cast is required for the election of the directors. The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve (i) the advisory vote to approve named executive officer compensation, (ii) the advisory vote regarding the frequency of the advisory vote on executive compensation and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending June 30, 2013.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. You may not cumulate your votes for the election of directors.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Robert J. Pera and Jessica Zhou, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be Broadridge Financial Solutions, Inc. Our transfer agent, Computershare Trust Company, N.A., will assist the inspector of elections with tabulating the votes.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish them on our website at http://ir.ubnt.com/index.cfm. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which will also be available on our website.

Q:	How can I contact Ubiquiti’s transfer agent?

A:	You can contact our transfer agent by either writing Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940, or by telephoning (866) 298-8535 or (781) 575-2879.

Q:	How do I obtain a separate set of proxy materials or request a single set for my household?

A:	We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice and our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you wish to receive a separate Notice, proxy statement or annual report at this time, please request the additional copy by contacting our transfer agent, Computershare Trust Company, N.A., by telephone at 1-877-373-6374 (U.S.) or +1-781-575-3120 (outside the U.S.), or by email at web.queries@computershare.com. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact

Ubiquiti Networks, Inc.

2580 Orchard Parkway

San Jose, CA 95131

Attn: Investor Relations

Tel: (408) 942-3085

Fax: (408) 351-4973

Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

Q:	How do I get electronic access to the proxy materials?

A:	These proxy materials (including our Annual Report) are also available at https://materials.proxyvote.com/90347A and the SEC website at http://www.sec.gov. The information contained on these website does not form any part of this proxy statement.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2013 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than June 28, 2013; provided, however, that in the event that we hold our 2013 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange

Act of 1934, as amended, (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Ubiquiti Networks, Inc.

2580 Orchard Parkway

San Jose, CA 95131

Attn: Corporate Secretary

Tel: (408) 942-3085

Fax: (408) 351-4973

Advanced Notice Procedures: Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting given by or at the direction of our Board, (2) otherwise properly brought before the meeting by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2013 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	no earlier than August 12, 2013, and

•	not later than the close of business on September 11, 2013.

In the event that we hold our 2013 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2012 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for membership on our Board, and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Director Nominations” beginning on page 11.

To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Advanced Notice Procedures” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

In November 2010, our Board adopted a Code of Business Conduct and Ethics for all employees, officers and directors. The full text of our Code of Business Conduct and Ethics is posted on the investor relations portion of our website http://ir.ubnt.com/governance.cfm. We intend to disclose future amendments to our Code of Business Conduct and Ethics, or certain waivers of such provisions, at the same location on our website identified above and also in public filings. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

In November 2010, our Board also adopted a Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers. The full text of our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers is posted on the investor relations portion of our website, http://ir.ubnt.com/governance.cfm. We intend to disclose future amendments to our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers, or certain waivers of such provisions, at the same location on our website identified above and also in public filings.

Director Independence

In October 2012, our Board undertook a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise the ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board determined that each of Messrs. Chung, Fitzgerald, Gurley, Ocampo, Sege and Van Buskirk are “independent directors” as defined under the rules of the NASDAQ Global Market, constituting a majority of independent directors of our Board as required by the rules of the NASDAQ Global Market.

Board Composition

Our Board is currently composed of seven members. Our bylaws permit our Board to establish by resolution the authorized number of directors and seven directors are currently authorized.

Our directors are divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office of the initial Class I, Class II and Class III directors shall expire at the first, second and third, respectively, regularly-scheduled annual meetings of the stockholders following our initial public offering, which was in October 2011. At each annual meeting of stockholders, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Currently, the terms of the directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during 2012 for the Class I directors, 2013 for the Class II directors, and 2014 for the Class III directors.

The following table sets forth the classes, names, ages and positions of our directors as of October 26, 2012:

Class I Directors	Age	Position
J. William Gurley (1)	46	Director
John L. Ocampo (2)(3)	53	Director

Class II Directors	Age	Position
Charles J. Fitzgerald (1)	45	Director
Robert M. Van Buskirk (1)(2)(3)	63	Director
Ronald A. Sege	55	Director

Class III Directors	Age	Position
Robert J. Pera	34	Chief Executive Officer and Director
Peter Y. Chung (2)(3)	45	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and governance committee

Board Leadership Structure

Our company is led by Robert Pera, who has served as our chief executive officer since the Company was founded, sits on our Board and is our largest stockholder. Currently, we do not have a chairperson of the Board nor do we have a lead director. In light of the size of our Board and the oversight provided by and involvement of our independent directors and Board committees in the leadership of our company, our Board considers that our current leadership structure and conduct combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention. Our bylaws provide that the Board may in its discretion appoint a chairperson.

Our Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The nominating and governance committee selects candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The nominating and governance committee believes that nominees for director should have experience that may be useful to us and our Board, such as experience in operational management, accounting and finance, or industry and technology knowledge, as well as high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The nominating and governance committee believes it appropriate for at least one, and, preferably, multiple, members of our Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of our Board to meet the definition of “independent director” under the rules of The NASDAQ Stock Market. The nominating and governance committee also believes it appropriate for certain key members of our management to participate as members of our Board.

Our Board is actively involved in oversight of risks that could affect us as further described in “Board’s Role in Risk Oversight” below. This oversight is conducted primarily through the committees of our board, as disclosed in the descriptions of each of the committees described in “Board Meetings and Committees” below and in the charters of each of the committees, but our Board has retained responsibility for general oversight of risks. Our board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company.

Board Meetings and Committees

In fiscal 2012, our Board held six meetings and also took action by written consent five times. All directors attended 75% or more of the aggregate number of meetings of our Board held during the period for which such directors served on our Board and of the committees on which such directors served. We do not have a policy regarding directors’ attendance at the Annual Meeting of Stockholders, but we encourage our directors to attend the Annual Meeting. In fiscal 2011, our stockholders acted by written consent in lieu of holding an annual meeting.

Our Board has appointed a nominating and governance committee, an audit committee, a compensation committee and management equity committee. Our Board has determined that, except for the management equity committee, each director who serves on these standing committees is “independent,” as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules. Our independent directors regularly schedule executive sessions of our Board and its committees, other than the management equity committee, in which management does not participate. In fiscal 2012, our independent directors met during every Board meeting in a separate executive session without any member of our management present.

Nominating and governance committee. Our nominating and governance committee oversees and assists our Board in reviewing and recommending nominees for election as directors as described in “Director Nominations” below. The nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of our Board and its committees;

•	assesses the performance of members of our Board and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for membership to our Board and conducts searches for potential members of our Board; and

•	reviews and makes recommendation with regard to our corporate governance guidelines.

The current members of our nominating and governance committee are Messrs. Chung, Ocampo and Van Buskirk. Mr. Van Buskirk is the chairperson of our nominating and governance committee. Our Board believes that the composition of the nominating and governance committee meets the requirements for independence under the current requirements of The NASDAQ Global Select Market and SEC rules and regulations. We believe that the nominating and governance committee charter and the functioning of the nominating and governance committee comply with the applicable requirements of The NASDAQ Global Select Market and SEC rules and regulations.

The nominating and governance committee met one time during fiscal 2012 and also took actions by unanimous written consent. The nominating and governance committee has adopted a written charter approved by our Board, which is available on our website at http://ir.ubnt.com/governance.cfm. The information contained on our website does not form any part of this proxy statement. All members of the nominating and governance committee meet the independence standards established by The NASDAQ Stock Market.

Audit committee. The audit committee oversees our corporate accounting and financial reporting processes. The audit committee generally oversees:

•	our accounting and financial reporting processes as well as the audit and integrity of our financial statements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm; and

•

our compliance with its systems of disclosure controls and procedures, internal controls over financial reporting and compliance of our employees, directors and consultants with ethical standards adopted by us.

The audit committee also has certain responsibilities, including without limitation, the following:

•	selecting and hiring the independent registered public accounting firm;

•	supervising and evaluating the independent registered public accounting firm;

•	evaluating the independence of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls; and

•	reviewing reports and communications from the independent registered public accounting firm.

The current members of our audit committee are Messrs. Fitzgerald, Gurley and Van Buskirk. Our Board has determined that Mr. Van Buskirk is a financial expert as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Van Buskirk has been appointed to serve as the chairman of the audit committee. Our Board has considered the independence and other characteristics of each member of our audit committee. Our Board believes that the composition of the audit committee meets the requirements for independence under the current requirements of The NASDAQ Global Select Market and SEC rules and regulations. We believe that the audit committee charter and the functioning of the audit committee comply with the applicable requirements of The NASDAQ Global Select Market and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us. The audit committee met six times and took actions by unanimous written consent during fiscal 2012.

The audit committee operates under a written charter adopted by our Board. A copy of the audit committee charter is available on our website at http://ir.ubnt.com/governance.cfm. The information contained on our website does not form any part of this proxy statement. All members of the audit committee meet the independence standards established by The NASDAQ Stock Market.

The Audit Committee Report is included in this proxy statement on page 23.

Compensation committee. The compensation committee oversees our corporate compensation policies, plans and benefits programs and has the responsibilities described in the “Executive Compensation—Compensation Discussion and Analysis” below.

The members of our compensation committee are Messrs. Chung, Ocampo and Van Buskirk. Mr. Chung has been appointed to serve as the chairman of the compensation committee. Our Board believes that each member of the compensation committee meets the requirements for independence under the current requirements of The NASDAQ Global Select Market, is a non-employee director as defined by Rule 16b-3 promulgated under the Exchange Act and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or Internal Revenue Code. We believe that the compensation committee charter and the functioning of the compensation committee comply with the applicable requirements of The NASDAQ Global Select Market and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us. The compensation committee met four times during fiscal 2012 and took actions by unanimous written consent.

See “Executive Compensation—Compensation Discussion and Analysis” and “Proposal One Election of Directors—Director Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation.

The compensation committee operates under a written charter adopted by our Board. A copy of the compensation committee charter is available on our website at http://ir.ubnt.com/governance.cfm. The information contained on our website does not form any part of this proxy statement.

The Compensation Committee Report is included in this proxy statement on page 32.

Management equity committee. Our chief executive officer, our chief financial officer and our corporate controller currently serve as the management equity committee. The management equity committee is a secondary committee responsible for granting and issuing awards of options and restricted stock units, or RSUs, under the 2010 Equity Incentive Plan to eligible employees, other than to members of our Board and individuals designated by our Board as “Section 16 officers”. In addition, the management equity committee may not make any awards to any one employee that total more than 10,000 shares of common stock. When the management equity committee meets, it is on the last business day of the month. The management equity committee met six times in fiscal 2012.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Messrs. Chung, Ocampo and Van Buskirk. None of the members of the compensation committee has at any time been one of our officers or employees. None of our executive officers serves, or in the past year has served, as a member of our Board or compensation committee of any entity that has one or more executive officers who serve on our Board or compensation committee. Messrs. Chung and Ocampo sit on the board of directors of M/A-COM Technology Solutions Holdings, Inc. with which we do business. See “Certain Relationships and Related Party Transactions” below for more information on our relationship with M/A-COM and Messrs. Chung and Ocampo.

Board’s Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full board of directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of our Board in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board and its committees on a quarterly basis, and as is otherwise needed, and are available to address any questions or concerns raised by our Board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full board of directors on a quarterly basis, and as is otherwise needed. Our audit committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our compensation committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

In connection with its oversight of compensation-related risks, our compensation committee has reviewed an assessment by management of our compensation programs and practices for its employees, including its executive and non-executive programs and practices. In its review, the compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, the compensation committee determined any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Additional review or reporting on enterprise risks is conducted as needed or as requested by our Board or a committee thereof.

Director Nominations

The nominating and governance committee nominates directors for election at each annual meeting of stockholders and nominates new directors for election by our Board to fill vacancies when they arise. The nominating and governance committee has the responsibility to identify, evaluate, recruit and nominate qualified candidates for election to our Board.

Prior to each annual meeting of stockholders, the nominating and governance committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described in “Board Leadership Structure” above, including as demonstrated by the candidate’s prior service as a director. The nominating and governance committee also assesses the needs of our Board with respect to the particular talents and experience of its directors, as well as recommendations of directors regarding skills that could improve the overall quality and ability of our Board to carry out its functions. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, experience in situations comparable to, leadership experience and relevant geographical experience. The effectiveness of our board’s diverse mix of skills and experiences is considered as part of each board self-assessment.

In the event that a director does not wish to continue in service, the nominating and governance committee determines not to re-nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the committee will consider various candidates for board membership, including those suggested by the committee members, by other board members, by any executive search firm engaged by the committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify our Secretary or any member of the committee in writing with any supporting material the stockholder considers appropriate.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders. To nominate a candidate for director, a stockholder must give timely notice in writing to our Secretary and otherwise comply with the provisions of our Bylaws. To be timely for our 2013 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	no earlier than August 12, 2013, and

•	not later than the close of business on September 11, 2013.

In the event that we hold our 2013 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2012 Annual Meeting, then the stockholders notice to nominate a candidate for director must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Ubiquiti Networks, Inc., 2580 Orchard Parkway, San Jose, California 95131. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with our Board

If you wish to communicate with our Board, you may send your communication in writing to: Secretary, Ubiquiti Networks, Inc., 2580 Orchard Parkway, San Jose, California 95131. You must include your name and address in the written communication and indicate whether you are a stockholder of Ubiquiti. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Class I directors’ terms expire at the Annual Meeting.

Information Regarding Nominees

Our Board nominated J. William Gurley and John L. Ocampo as nominees for election as Class I members of our Board at the Annual Meeting. At the Annual Meeting, two directors will be elected to our Board until the third annual meeting of our stockholders following their election, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Biographical information about each of the directors and nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each director and nominee that led our Board to the conclusion that he/she should serve or continue to serve as a director is also included in each of the director and nominee biographies.

Both Messrs. Gurley and Ocampo have agreed to serve if elected and we have no reason to believe that either Messrs. Gurley or Ocampo will be unavailable to serve. In the event either Messrs. Gurley or Ocampo is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present Board to fill the vacancy.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently members of our Board. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee.

The following table sets forth the names, ages and positions of our director nominees as of October 26, 2012:

Class I Directors	Age	Position
J. William Gurley (1)	46	Director
John L. Ocampo (2)(3)	53	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and governance committee

J. William Gurley. Mr. Gurley has served as our director since March 2012. Mr. Gurley is a general partner of Benchmark Capital, a venture capital firm, which he joined in March 1999. Prior to joining Benchmark Capital, Mr. Gurley was a partner with Hummer Winblad Venture Partners, a venture capital firm, and a research analyst for Credit Suisse First Boston, an investment bank. Mr. Gurley is currently a member of the boards of directors of OpenTable, Inc., an online restaurant reservations service provider, since 2000, Zillow, Inc., an online home and real estate marketplace, since 2005, and several private companies. Mr. Gurley previously served as a member of the boards of directors of Shopping.com, which was acquired by eBay, Inc., from 1999 until 2005 and JAMDAT Mobile Inc., which was acquired by Electronic Arts, Inc., from 2003 until 2006. Mr. Gurley holds a B.S. in Computer Science from the University of Florida and an M.B.A. from the University of Texas. We believe that Mr. Gurley possesses specific attributes that qualify him to serve as a member of our Board, including his experience in the venture capital industry and as a director of public companies.

John L. Ocampo. Mr. Ocampo has served as our director since October 2010. Since April 2009, Mr. Ocampo has served as chairman of the board of M/A-COM Technology Solutions Holdings, Inc., a public company and a provider of semiconductor solutions for use in radio frequency, microwave and millimeter wave applications. Since April 2012, Mr. Ocampo has served as a director of Nitronex, LLC, a developer and manufacturer of radio frequency solutions. Mr. Ocampo also co-founded Gaas Labs, a private equity fund focusing on the communications semiconductor industry, and has served as its president since November 2007. Mr. Ocampo was a co-founder of Sirenza Microdevices, Inc., and served as a director from Sirenza’s inception in 1985 until its sale to RF Micro Devices in November 2007. He also served as its chairman of our Board from December 1998 to November 2007. From May 1999 to September 2002, Mr. Ocampo also served as Sirenza’s chief technology officer, and from 1984 to May 1999 as its president and chief executive officer. From 1982 to 1984, Mr. Ocampo served as General Manager at Magnum Microwave, a radio frequency component manufacturer. From 1980 to 1982, he served as Engineering Manager at Avantek, a telecommunications engineering company, which was acquired by Hewlett-Packard. Mr. Ocampo holds a B.S.E.E. from Santa Clara University. We believe that Mr. Ocampo possesses specific attributes that qualify him to serve as a member of our Board and serve as a member of our compensation committee and a member of our nominating and governance committee including his industry and board leadership experience.

Information Regarding Continuing Directors

The following table sets forth the names, ages and positions of our continuing directors as of October 26, 2012:

Class II Directors	Age	Position
Charles J. Fitzgerald (1)	45	Director
Ronald A. Sege	55	Director
Robert M. Van Buskirk (1)(2)(3)	63	Director

Class III Directors	Age	Position
Robert J. Pera	34	Chief Executive Officer and Director
Peter Y. Chung (2)(3)	45	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and governance committee

Charles J. Fitzgerald. Mr. Fitzgerald has served as our director since March 2010. Mr. Fitzgerald joined Summit Partners, L.P. in 2001 and has served in a variety of roles, the most recent of which is managing director. From 1997 to 2000, Mr. Fitzgerald served as chief executive officer of North Systems, Inc., a software company. He also currently serves as a director of several privately held companies and previously served as a director of Global Cash Access Holdings, Inc. from May 2004 to May 2010 and Visual Sciences, Inc. from May 2002 to January 2008. Mr. Fitzgerald holds a B.S. in Computer Science from the Georgia Institute of Technology and an M.B.A. from Harvard Business School. We believe that Mr. Fitzgerald possesses specific attributes that qualify him to serve as a member of our Board and serve as a member of our audit committee, including his experience in the private equity and venture capital industries and as a director of public companies.

Ronald A. Sege. Mr. Sege has served as our director since October 2012. Since August 2010, Mr. Sege has served as president and chief executive officer and a member of the board of directors of Echelon Corporation, a energy control networking solutions provider. Prior to joining Echelon, from 2008 to 2010, he was president, chief operating officer and a member of the board of directors of 3COM Corporation. He held the position of president and chief executive officer of Tropos Networks, a provider of wireless broadband networks, from 2004 to 2008, and was the president and chief executive officer of Ellacoya Networks, a provider of broadband service optimization solutions based on deep packet inspection technology, from 2001 to 2004. Earlier in Mr. Sege’s career, he was executive vice president at Lycos, an internet search engine, from 1998 to 2001 and he spent 10 years at 3COM holding various executive vice president and vice president positions. Mr. Sege received his B.A. in Economics from Pomona College and earned an M.B.A. from the Harvard Business School. We believe that Mr. Sege possesses specific attributes that qualify him to serve as a member of our board of directors, including his industry and board leadership experience.

Robert M. Van Buskirk. Mr. Van Buskirk has served as our director since May 2011. Since May 2012, Mr. Van Buskirk has served as a director of Empower RF Systems, Inc., a provider of power amplifier solutions. Since November 2007, Mr. Van Buskirk has served as corporate vice president and president of the Multi-Market Products Group of RF Micro Devices, Inc., a radio frequency semiconductor and components manufacturer. From May 1999 to November 2007, Mr. Van Buskirk served as the chief executive officer, president and a director of Sirenza Microdevices, Inc., which was acquired by RF Micro Devices in November 2007. Before joining Sirenza, from August 1998 to May 1999, Mr. Van Buskirk was the executive vice president of business development and operations at Multilink Technology Corporation, a company specializing in the design, development and marketing of high bit-rate electronic products for advanced fiber optic transmission systems. Prior to his position at Multilink, Mr. Van Buskirk held various management positions at TRW (now Northrop Grumman), a semiconductor wafer manufacturer, including executive director of the TRW GaAs Telecommunications Products business from 1993 to August 1998. Mr. Van Buskirk holds a B.S. in Communications from California State University, Long Beach and has taken post-graduate course work in finance and contract management at University of California, Los Angeles and in engineering management at Loyola Marymount University. We believe Mr. Van Buskirk possesses specific attributes that qualify him to serve as a member of our Board and as chair of our audit committee, a member of our compensation committee and chair of our nominating and governance committee, including his extensive and business management experience in the technology industry, including his experience as a director of a public company.

Robert J. Pera. Mr. Pera founded our company in October 2003 and our company began current operations in 2005. Mr. Pera has served as our chief executive officer since our inception. From January 2003 to February 2005, Mr. Pera was a wireless engineer with Apple, Inc., a consumer technology products company. Mr. Pera holds a B.A. in Japanese Language, a B.S. in Electrical Engineering and an M.S. degree in Electrical Engineering (emphasis in Digital Communications / RF Circuit Design) from the University of California, San Diego. We believe that Mr. Pera possesses specific attributes that qualify him to serve as a member of our Board, including the perspective and experience he brings as our chief executive officer, one of our founders and our largest stockholder, which brings historical knowledge, operational expertise and continuity to our Board.

Peter Y. Chung. Mr. Chung has served as our director since March 2010. Mr. Chung is a managing director and member of various entities affiliated with Summit Partners, L.P., where he has been employed since 1994. He is currently a director of board of M/A-COM Technology Solutions Holdings, Inc., a provider of semiconductor solutions for use in radio frequency, microwave and millimeter wave applications, and several privately-held companies. Previously Mr. Chung served as a director of iPayment, Inc., a payment processing company, NightHawk Radiology Holdings, Inc., a provider of teleradiology services, SeaBright Holdings, Inc., a specialty workers’ compensation insurer, and Sirenza Microdevices, Inc., an RF components company. Mr. Chung holds an A.B. in Economics from Harvard University and an M.B.A. from the Stanford University Graduate School of Business. We believe that Mr. Chung possesses specific attributes that qualify him to serve as a member of our Board and serve as chair of our compensation committee and a member of our nominating and governance committee, including his experience in investment banking, private equity and venture capital investing and in the communications technology sector, as well as his prior service on public and private company boards.

Director Compensation

Our compensation committee approved a compensation package for our nonemployee directors beginning in October 2010, based on the recommendation of our chief executive officer. The amount of the annual retainer for nonemployee directors, which was originally set at $20,000, was increased by the compensation committee to $40,000 in May 2011. The current compensation package for our non employee directors who are not associated with greater than 10% stockholders of the Company, is as follows:

Annual retainer	$40,000
Audit committee retainer	$7,000
Compensation committee retainer	$5,000
Nominating and governance committee retainer	$4,000

Our 2010 Equity Incentive Plan, or the 2010 Plan, provides for the automatic grant of nonstatutory stock options to our nonemployee directors. Each individual who first joins our Board as a nonemployee director will receive, at the time of such initial election or appointment, an automatic option grant to purchase 52,500 shares of our common stock, provided such person has not previously been in our employ. In addition, on the date of each annual stockholders meeting commencing in 2012, each individual who continues to serve as a nonemployee member of our Board, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase 17,500 shares of common stock, provided such individual has served as a nonemployee member of our Board for at least six months. Directors who are also employees are eligible to receive options and be issued shares of common stock directly under our 2010 Equity Incentive Plan.

Each automatic grant under our 2010 Plan will have an exercise price per share equal to the fair market value per share of our common stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should such an individual cease to serve as a member of our Board.

In connection with the appointments of Messrs. Gurley and Sege to our Board in March 2012 and October 2012, respectively, our compensation committee approved specific awards to Messrs Gurley and Sege in lieu of the automatic grants provided for under the 2010 Plan. In August 2012, our compensation committee approved a grant of restricted stock units (“RSUs”) for a total of 20,000 shares of our common stock to Mr. Gurley based on the recommendation of our chief executive officer. In October 2012, our compensation committee approved granting Mr. Sege an option to purchase 60,000 shares of our common stock. Mr. Sege’s grant will be made effective as of the first full trading day after our trading window opens subsequent to the press release for our financial results for the period ended September 30, 2012.

We do not have a formal policy of reimbursing directors, but we reimburse them for travel, lodging and other reasonable expenses incurred in connection with their attendance at board of directors or committee meetings.

The following table summarizes the information concerning compensation paid or accrued for services rendered to us by members of our Board for fiscal 2012. The table excludes Mr. Pera, who is a named executive officer and did not receive any compensation from us in his role as a director in fiscal 2012. This table also excludes Mr. Sege who was not a member of our Board in fiscal 2012. We have omitted from this table the columns pertaining to stock awards and option awards because they are inapplicable, other than as explained in footnote 5 to this table.

Name	Fees Earned or Paid in Cash (1)	Total Compensation (5)
Peter Y. Chung (2)	$—	$—
Christopher J. Crespi (3)	30,000	30,000
Charles J. Fitzgerald (2)	—	—
J. William Gurley (4)	11,750	11,750
John L. Ocampo	80,750	80,750
Robert M. Van Buskirk	70,000	70,000

(1)	This column includes fees earned in fiscal 2012 as well as certain director fees earned in fiscal 2011 but paid in July 2011, as follows:

Name	Fees Earned in Cash in Fiscal 2011 and Paid in Fiscal 2012	Fees Earned in Cash in Fiscal 2012
Christopher J. Crespi	$30,000	$—
J. William Gurley		11,750
John L. Ocampo	30,000	50,750
Robert M. Van Buskirk	14,000	56,000

(2)	Pursuant to our non-employee director compensation policy, as members and managing directors of certain entities affiliated with Summit Partners, L.P., a greater than 10% holder of our common stock, Messrs. Chung and Fitzgerald do not receive cash compensation for their service on our Board.
(3)	Mr. Crespi resigned from our Board in December 2011.
(4)	Mr. Gurley joined our Board in March 2012.
(5)	The aggregate number of shares subject to stock awards and option awards outstanding at June 30, 2012 for each nonemployee director is as follows:

Name	Aggregate Number of Stock Awards Outstanding	Aggregate Number of Option Awards Outstanding
Peter Y. Chung	—	—
Christopher J. Crespi	—	—
Charles J. Fitzgerald	—	—
J. William Gurley	—	—
John L. Ocampo	—	17,500
Robert M. Van Buskirk	31,945	—

Required Vote

The two nominees for Class I directors receiving the highest number of affirmative votes will be elected as Class I directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Recommendation

Our Board recommends a vote “FOR” the election to our Board of each of the foregoing nominees.

PROPOSAL TWO

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 26 below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, the compensation committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Following is a summary of some of the key points of our 2012 executive compensation program. See the “Executive Compensation” section beginning on page 26 below for more information.

The executive compensation committee oversees the development and administration of our executive compensation program. In order to create long-term value for our stockholders, the executive compensation program is intended to reflect the following principles:

•

Total compensation opportunities should be competitive with market leaders. We believe that our total compensation programs should be competitive with market leaders so that we, as a lesser known company, can attract, retain and motivate talented executive officers who will help us to perform better than our competitors. We expect our executive officers to run a high performing, lean organization that rewards individual contributors for their ownership of various aspects of our business, and we compensate our executive officers using the same philosophy.

•

Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our officers to work as a team.

•

Equity awards help executive officers think like stockholders. We believe that our executive officers’ total compensation should have an equity component because stock-based equity awards help reinforce the executive officer’s long term interest in our overall performance and thereby align the interests of the executive officer with the interests of our stockholders. Historically, we have not provided refresher grants to our executive officers due to the ownership of common stock or options that the executive received when commencing employment or when we were founded, as well as the significant contingent cash bonus compensation we have provided. Going forward, to recognize the changes in our capital structure, we anticipate that the compensation committee will assess vested and unvested equity holdings periodically.

We believe that the information we have provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

Required Vote

The advisory vote “FOR” approval of our executive compensation requires a majority of the shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. As this is an advisory vote, the result will not be binding on the Company, our Board or the compensation committee, although our compensation committee will consider the outcome of the vote when evaluating our compensation principles, design and practices.

Recommendation

Our Board recommends a vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Ubiquiti stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Ubiquiti’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

PROPOSAL THREE

NON-BINDING ADVISORY VOTE ON THE FREQUENCY

OF HOLDING AN ADVISORY STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding advisory stockholder vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Two beginning on page 18 of this proxy statement. By voting on this Proposal Three, stockholders may indicate whether they would prefer a non-binding advisory stockholder vote on named executive officer compensation once every one, two, or three years. Stockholders may also abstain from voting.

After careful consideration, our Board has determined that a non-binding advisory stockholder vote on executive compensation that occurs biannually is the most appropriate alternative for us, and therefore our Board recommends that you vote for a non-binding advisory stockholder vote on executive compensation once every two years.

In formulating its recommendation, our Board considered that given the nature of our compensation programs, a biannual vote would be sufficient for our stockholders to provide us with their input on our compensation philosophy, policies and practices. A biannual approach provides regular input by stockholders, while allowing time to evaluate the effects of our compensation program on performance over a longer period.

We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.

Required Vote

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on us, the compensation committee or our Board, our Board may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Recommendation

Our Board recommends a vote for “TWO YEARS” as the frequency with which stockholders are provided a non-binding advisory stockholder vote on executive compensation.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for fiscal 2013. Since the fiscal year ending June 30, 2008, PricewaterhouseCoopers LLP has served as our independent registered public accounting firm. See “Principal Accounting Fees and Services.” Notwithstanding its selection, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2013 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation

Our Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2013.

Principal Accounting Fees and Services

The following table presents aggregate fees for professional audit services rendered for us by PricewaterhouseCoopers LLP for the fiscal 2012 and fiscal 2011 as well as fees billed for other services rendered by PricewaterhouseCoopers LLP:

	Fiscal 2012	Fiscal 2011
Audit Fees (1)	$800,000	$553,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	232,000	253,000
All Other Fees	85,000	728,000

Total	$1,117,000	$1,534,000

(1)	Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-related fees comprise fees for professional services that are reasonably related to the performance of the worldwide audit or review of the Company’s financial statements.
(3)	Tax fees relate to professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning services.

Pre-Approval of Audit and Non-Audit Services

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter. In fiscal years 2011 and 2012, all fees identified above under the captions “Audit Fees,” “Tax Fees” and “All Other Fees” that were billed by PricewaterhouseCoopers LLP were approved by the audit committee in accordance with SEC requirements.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Ubiquiti under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee assists our Board in fulfilling its responsibility to oversee management’s implementation of our financial reporting process. It is not the duty of the audit committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the audit committee reviewed and discussed the audited financial statements contained in the 2012 Annual Report with our management and independent registered public accounting firm as well as management’s assessment of internal control over financial reporting.

The audit committee met privately with the independent registered public accounting firm on multiple occasions, and discussed the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the audit committee discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures required by the applicable requirements of the PCAOB, and considered whether the provision of nonaudit services was compatible with maintaining the registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to our Board that the audited financial statements be included in our annual report on Form 10-K for the year ended June 30, 2012 for filing with the SEC.

Respectfully submitted on October 26, 2012, by the members of the audit committee of our Board:

Charles J. Fitzgerald

J. William Gurley

Robert M. Van Buskirk

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth the names, ages (as of October 26, 2012) and positions of our executive officers:

Name	Age	Position
Robert J. Pera	34	Chief Executive Officer and Director
John Sanford	49	Chief Technology Officer
Benjamin Moore	36	Vice President of Business Development
John Ritchie	47	Chief Financial Officer
Jessica Zhou	39	General Counsel and Vice President of Legal Affairs

Executive Officers

Robert J. Pera. Mr. Pera founded our company in October 2003 and our company began current operations in 2005. Mr. Pera has served as our chief executive officer since our inception. From January 2003 to February 2005, Mr. Pera was a wireless engineer with Apple, Inc., a consumer technology products company. Mr. Pera holds a B.A. in Japanese Language, a B.S. in Electrical Engineering and an M.S. degree in Electrical Engineering (emphasis in Digital Communications / RF Circuit Design) from the University of California, San Diego.

John Sanford. Dr. Sanford served as a consultant to us from September 2007 to April 2010 and has served as our chief technology officer since May 2010. From August 2003 to July 2007, Dr. Sanford was chief technology officer of Cushcraft Corporation/Laird Technologies, a company specializing in antenna design and manufacturing. From April 2003 to August 2003, Dr. Sanford served as president of Optimal RF, Inc., a private antenna design company. From March 1999 to August 2003, Dr. Sanford served as the chief technical officer of REMEC, Inc, a communications equipment company, and served in various other capacities including head of engineering of Northern California operations and general manager of the Fixed Wireless (WiMAX) Division. From January 1997 until February 1999, Dr. Sanford served as president of Smartwaves International, a wireless communications company, which was acquired by REMEC in February 1999. From June 1993 to November 1996, he was a researcher at Chalmers University of Technology. From 1988 through 1993, Dr. Sanford headed the Mobile Tower Top Group at Huber & Suhner AG. From 1985 to 1988, he was a research engineer and group manager with the Georgia Tech Research Institute. Dr. Sanford holds a B.S. in Electrical Engineering from Syracuse University, an M.S. in physics from Georgia State University and a Ph.D. in Electromagnetics from École polytechnique fédérale de Lausanne. Dr. Sanford also received a Docent from Chalmers University.

Benjamin Moore. Mr. Moore has served as our vice president of business development since May 2008. From February 2007 to April 2008, Mr. Moore served as a product manager in the IAS group within Laird Technologies. From June 2005 until February 2007, Mr. Moore served as a sales manager within Cushcraft Corporation until its acquisition by Laird Technologies. From April 2000 to June 2005, Mr. Moore served as general manager of Pacific Wireless, an antenna design company, until its acquisition by Cushcraft Corporation. Mr. Moore holds a B.A. in Business Management from Utah Valley University.

John Ritchie. Mr. Ritchie has served as our chief financial officer since May 2010. From April 2006 to May 2010, Mr. Ritchie served as the chief financial officer and, from January 2001 to March 2006, as vice president of finance, of Electronics for Imaging, Inc., a digital printing company. From March 1996 to January 2001, Mr. Ritchie served in a variety of capacities, most recently as chief financial officer, for Splash Technology Holdings, Inc., a digital imaging software and hardware company, which was acquired by Electronics for Imaging in January 2001. Prior to Splash, Mr. Ritchie held various accounting and finance positions at Western Waste Industries, Inc., an environmental services company, Océ, Inc., a developer and manufacturer of imaging equipment, and Mariani Packing Company, an agriculture company. Mr. Ritchie holds a B.A. in Business Administration from San Jose State University.

Jessica Zhou. Ms. Zhou has served as our general counsel and vice president of legal affairs since March 2012. From January 2009 to March 2012, Ms. Zhou served as General Counsel of Canadian Solar Inc., a public company listed on the NASDAQ and one of the world’s largest solar companies. Prior to that, Ms. Zhou practiced corporate and securities law at Latham & Watkins LLP and other leading international law firms. Ms. Zhou received a J.D. from the University of Wisconsin Law School and a B.A. degree from Beijing University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal 2012 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

The compensation committee of our Board is responsible for establishing, implementing and monitoring our executive compensation program. Until the end of the first quarter fiscal 2011, this function was performed by our Board as a whole. Our Board or the compensation committee, as the case may be, seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. Currently, we have five executive officers—our chief executive officer, chief financial officer, chief technology officer, vice president of business development and general counsel and vice president of legal affairs, to whom we refer to as the named executive officers. Details of our fiscal 2012 compensation can be found in the Summary Compensation Table beginning on page 33 of this proxy statement. We provide types of compensation and benefits (e.g. health care, life insurance, 401(k) plan) to our named executive officers similar to those we provide to our senior managers.

This section describes our compensation program for our named executive officers. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.

Compensation philosophy and objectives

Historically, our compensation philosophy was to provide competitive cash compensation packages in order to attract and retain top talent. Until recently, our compensation packages focused on the cash component of the compensation with competitive salaries and a significant percentage of the total compensation package was tied to a discretionary cash bonus given at the end of the year based on our performance. Historically, our executive officers received equity awards or purchased founders’ stock upon joining us and the level of their ownership of our company was not revisited annually. In connection with the recent hiring of new officers we have begun to consider equity compensation as a component of our overall compensation program for our officers. As our organizational priorities continue to evolve, our compensation committee may re-evaluate each component of our executive compensation program on a quantitative and qualitative basis to determine if the program is achieving its objectives.

Our executive compensation program is designed to attract talented, qualified executives to manage, grow and lead our company and to motivate them to pursue and achieve our corporate objectives. Our existing compensation program includes short-term and long-term components, cash and equity elements, and performance payments in proportions that we believe will provide appropriate incentives to reward and retain our executives.

Our philosophy towards executive compensation reflects the following principles:

•

Total compensation opportunities should be competitive with market leaders. We believe that our total compensation programs should be competitive with market leaders so that we, as a lesser known company, can attract, retain and motivate talented executive officers who will help us to perform better than our competitors. We expect our executive officers to run a high performing, lean organization that rewards individual contributors for their ownership of various aspects of our business, and we compensate our executive officers using the same philosophy.

•

Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our officers to work as a team.

•

Equity awards help executive officers think like stockholders. We believe that our executive officers’ total compensation should have an equity component because stock-based equity awards help reinforce the executive officer’s long term interest in our overall performance and thereby align the interests of the executive officer with the interests of our stockholders. Historically, we have not provided refresher grants to our executive officers due to the ownership of common stock or options that the executive received when commencing employment or when we were founded, as well as the significant contingent cash bonus compensation we have provided. Going forward, to recognize the changes in our capital structure, we anticipate that the compensation committee will assess vested and unvested equity holdings regularly.

Based on these philosophies, we seek to reward our executive officers as and when we achieve our goals and objectives and to generate stockholder returns by providing performance-based compensation.

Our executives’ total compensation may vary from year to year based on our financial results and individual performance.

Weighting of compensation components. We do not use predefined ratios in determining the allocation of compensation between base salary, bonus and equity components. Rather, we set each executive’s total compensation based on our experience regarding market conditions, geographic considerations, our experience regarding market norms and other factors. Our compensation policies related to executive compensation apply equally to all of our executive officers. Differences in compensation levels among our executives generally reflect differing skill sets, experience, responsibilities and relative contributions.

Role of the compensation committee and executive officers in setting executive compensation. Historically, Robert J. Pera, our chief executive officer, was primarily responsible for determining the compensation of our executive officers, including his own, as our Board was made up of Mr. Pera and another employee stockholder. Prior to March 2010, Mr. Pera owned more than 87% of our common stock on a fully diluted basis. In February 2010, Mr. Pera determined to reduce his base salary to $1.00 per fiscal year on a prospective basis.

In March 2010, we completed our first preferred stock financing with entities affiliated with Summit Partners, L.P. and at closing Messrs. Chung and Fitzgerald joined our Board. As a consequence of having independent board members and increased hiring in connection with our initial public offering, our Board became more involved in determining the compensation for our executive officers.

The initial compensation arrangements with our executive officers, including the named executive officers, have been the result of arm’s-length negotiations between us and each individual executive. Prior to the formation of our compensation committee, our Board was primarily responsible for overseeing and approving the negotiation of these arrangements on our behalf. Individual compensation arrangements with executives have been influenced by a number of factors, including the following:

•	our need to fill a particular position;

•	our financial position and growth direction at the time of hiring;

•	the individual’s expertise and experience and prior compensation history; and

•	the competitive nature of the position.

In May 2010, our Board negotiated compensation packages for John Ritchie, in connection with his hiring as our chief financial officer, and John Sanford, in connection with his conversion from a part time consultant to a full time employee serving as our chief technology officer. In March 2012, our compensation committee negotiated a compensation package for Jessica Zhou, in connection with her hiring as our general counsel and vice president of legal affairs. Our Board relied on Messrs. Chung’s and Fitzgerald’s knowledge and experience as investors working with the executives of numerous companies to build competitive compensation packages that were in line with our compensation philosophy and based on our board’s collective experience with such company executives. Our Board did not rely on any formal compensation survey data in making its assessment of competitive market data. The compensation packages negotiated by Messrs. Chung and Fitzgerald remain in place.

Fiscal 2012

Components of executive compensation. In fiscal 2012, our executive compensation program consisted of the following components: base salary; short-term incentive compensation, or STI, consisting of cash bonuses; and, to a lesser extent, long-term equity-based incentive awards. We believe that each individual component is useful in achieving one or more of the objectives of our program. However, we have been a closely held company and have favored short-term incentive compensation rather than dilution through long term equity incentives. Together, we believe these components have been effective in achieving our overall objectives to date.

•	We use base salary to attract and retain executives, reflect differences in job scope, and compensate for significant responsibilities.

•

We provide cash bonuses to encourage executives to deliver on short term corporate financial and operating goals and individual objectives and a significant portion of our executives’ compensation has depended upon achievement of short term objectives.

•

To a lesser extent, we have used equity awards to encourage longer term perspective, reward for innovation, provide alignment with stockholder interests, and attract and retain key talent. The limited use of equity stems from the significant interests that our chief executive officer, Mr. Pera, held in our company, as well as the large initial grants to new executive officers upon joining, while balancing our stockholders’ desire to limit dilution.

Historically we have focused on the cash components of our executives’ compensation packages by providing strong base salaries and significant cash bonuses tied to our performance, as well as each executive’s individual performance. While our executives traditionally received an equity grant upon joining us, compensation has been more focused on the cash components.

In October 2012, our compensation committee awarded Mr. Ritchie, Dr. Sanford and Ms. Zhou cash bonuses in recognition of our financial performance and their achievements in fiscal 2012 in the amounts of $165,000, $200,000 and $32,909, respectively.

Chief Executive Officer. Mr. Pera, our chief executive officer, holds a majority of our outstanding common stock. In February 2010, he voluntarily reduced his annual base salary from $200,000 to $1.00 per year. In fiscal years prior to fiscal 2010, we paid Mr. Pera substantial cash bonuses based on our operating performance and those cash bonuses represented approximately 400% of his annual base salary, or $800,000, for total compensation of approximately $1.0 million for the applicable fiscal year. We anticipate that we will pay Mr. Pera STI compensation for future fiscal years. We did not grant Mr. Pera any equity awards in fiscal 2011 or fiscal 2012 as he was a majority stockholder of our company throughout the fiscal year. We pay 100% of the costs associated with Mr. Pera’s general health and welfare benefits, as we do for all of our employees. Prior to fiscal 2012, we also leased and paid the applicable lease payments, insurance, registration fees and other operating costs for an automobile registered in the State of California for Mr. Pera’s use.

Chief Technology Officer. Prior to May 2010, Dr. Sanford served as a part time consultant to our company. In connection with his transition from consultant to full time employee, we entered into an employment agreement with Dr. Sanford in May 2010 pursuant to which he became our chief technology officer with a base salary of $400,000 per year. Our board members relied on their extensive experience with private company executives to set Dr. Sanford’s base salary. Dr. Sanford’s employment agreement also provides that he is eligible to receive annual STI compensation of up to 50% of his base salary, subject to the discretion of our Board. In August 2011, our compensation committee awarded Dr. Sanford a cash bonus of $200,000 in recognition of his performance in fiscal 2011. In October 2012, our compensation committee awarded Dr. Sanford a cash bonus of $200,000 in recognition of his performance in fiscal 2012. Our Board or compensation committee has not set any performance objectives for fiscal 2013 for Dr. Sanford and intends to assess Dr. Sanford’s performance and set any fiscal 2013 bonuses on the basis of Dr. Sanford’s and our company’s achievements during the fiscal year. In connection with his retention as a consultant, we had previously granted Dr. Sanford an option to acquire 1,050,000 shares of our common stock at $0.05 per share in fiscal 2009 and we did not grant Dr. Sanford any additional awards related to his transition from consultant to employee. We pay 100% of the costs associated with Dr. Sanford’s general health and welfare benefits, as we do for all of our employees.

Vice President of Business Development. Mr. Moore has served as our vice president of business development since May 2008 and our chief executive officer set Mr. Moore’s base salary at $130,000 in connection with the commencement of his employment. Our Board increased Mr. Moore’s base salary to $150,000 in December 2009 and our compensation committee increased it to $200,000 in February 2010 as a result of its evaluation of his performance and contributions to our company and upon the recommendations of Mr. Pera. Our Board and compensation committee also approved the increase in Mr. Moore’s base salary in recognition of Mr. Moore’s increasing responsibilities. In February 2011, in connection with entering into an employment agreement with Mr. Moore, the compensation committee increased Mr. Moore’s base salary to $212,000 in lieu of continuing to provide him with a monthly allowance for automobile related expenses. Prior to February 2011, we leased and paid the applicable lease payments, insurance, registration fees and other operating costs for an automobile. In August 2011, Mr. Moor’s annual base salary was increased to $250,000. Prior to entering into the employment agreement with us in February 2011, we had no agreement with Mr. Moore to pay cash bonuses to him but have done so in fiscal years prior to fiscal 2010 and we anticipate we will do so in the future. In fiscal years prior to fiscal 2010, Mr. Moore’s cash bonuses represented more than 20% of Mr. Moore’s base salary for the applicable fiscal year. Our Board or compensation committee has not set any performance objectives for fiscal 2013 for Mr. Moore and intends to assess Mr. Moore’s performance and set any fiscal 2013 bonuses on the basis of Mr. Moore’s and our company’s achievements during the fiscal year. In connection with his hiring in fiscal 2008, we granted Mr. Moore options to purchase 2,500,000 shares of our common stock at $0.05 per share. On March 16, 2012 we granted Mr. Moore 5,000 restricted stock units, all of which vest on December 31, 2012. We also pay 100% of the costs associated with Mr. Moore’s general health and welfare benefits, as we do for all of our employees.

Chief Financial Officer. In connection with his hiring in May 2010, we entered into an employment agreement with Mr. Ritchie pursuant to which he became our chief financial officer and our Board set Mr. Ritchie’s base salary at $330,000 per year. Our board members relied on their extensive experience with private company executives to set Mr. Ritchie’s base salary. Mr. Ritchie’s employment agreement also provides that he is eligible to receive annual STI compensation of up to 50% of his base salary, subject to the discretion of our Board. In August 2011, our compensation committee awarded Mr. Ritchie a cash bonus prorated to his hire date of $188,507 in recognition of his performance in fiscal 2010 and fiscal 2011. In October 2012, our compensation committee awarded Mr. Ritchie a cash bonus of $165,000 in recognition of his performance in fiscal 2012. Our Board or compensation committee has not set any performance objectives for fiscal 2013 for Mr. Ritchie and intends to assess Mr. Ritchie’s performance and set any fiscal 2013 bonuses on the basis of Mr. Ritchie’s and our company’s achievements during the fiscal year. Our Board also granted Mr. Ritchie an option to acquire 250,590 shares or our common stock at a per share exercise price of $1.92 and awarded him 501,180 RSUs in May 2010. These equity awards vest over time in the manner described in “—Grants of Plan-Based Awards for Fiscal 2012.” We pay 100% of the costs associated with Mr. Ritchie’s general health and welfare benefits, as we do for all of our employees.

General Counsel and Vice President of Legal Affairs. In connection with her hiring in March 2012, we entered into an employment agreement with Ms. Zhou pursuant to which she became our general counsel and vice president of legal affairs. The agreement sets forth an initial base salary of $330,000 and annual STI compensation of up to 35% of her base salary, based on the discretion of our Board. Our board members relied on their extensive experience with company executives to set Ms. Zhou’s compensation package. In October 2012, our compensation committee awarded Ms. Zhou a pro rata cash bonus of $32,909 in recognition of her performance in fiscal 2012. Our Board or compensation committee has not set any performance objectives for fiscal 2013 for Ms. Zhou and intends to assess Ms. Zhou’s performance and set any fiscal 2013 bonuses on the basis of Ms. Zhou’s and our company’s achievements during the fiscal year. Our Board also awarded Ms. Zhou 50,000 RSUs in May 2012. This equity award vests over time in the manner described in “—Grants of Plan-Based Awards for Fiscal 2012.” We pay 100% of the costs associated with Ms. Zhou’s general health and welfare benefits, as we do for all of our employees.

Benefits. Our executives participate in our standard benefit plans, which are offered to all U.S.-based employees and include our 401(k) plan. We maintain a 401(k) retirement plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our U.S. employees are eligible to participate in the 401(k) plan following the start date of their employment, at the beginning of each calendar month. The 401(k) plan provides a salary deferral program pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $16,500 in 2011, and contribute the withheld amount to the 401(k) plan. We may, in our sole discretion, make discretionary profit sharing and/or matching contributions to the 401(k) plan on behalf of our employees who are eligible to participate in the 401(k) plan. It has been our practice to match up to 1% of an employee’s annual salary, provided the employee contributes at least 4% of his or her salary. We offer this benefit to our named executive officers. Mr. Moore contributed 5% of his salary in fiscal 2012 and thus received matching funds of 1% in fiscal 2012. Mr. Ritchie contributed 4% of his salary in fiscal 2012 and thus received matching funds of 1% in fiscal 2012.

Our executives have the opportunity to participate in our health and welfare benefit programs which include a group medical program, a group dental program, a vision program, life insurance, and disability insurance. These benefits are the same as those offered to all of our U.S.-based employees. Through our benefit programs, each of our named executive officers received group term life insurance of $200,000.

Stock ownership guidelines. We do not currently have stock ownership guidelines.

Recent Changes in Compensation Approaches

Establishment of Compensation Committee. In August 2010, our Board formally established a compensation committee. From that point forward, the compensation committee of our Board has had overall responsibility for recommending to our Board the compensation of our chief executive officer and determining the compensation of our other executive officers. Members of the committee are appointed by our Board. Currently, the committee consists of three members of our Board, Messrs. Chung, Ocampo and Van Buskirk. Our Board determined that each member of our compensation committee was and remains an outside director for purposes of Section 162(m) of the Internal Revenue Code, a “nonemployee” director for purposes of Rule 16b-3 under the Securities Act of 1934, as amended, or the Exchange Act and an “independent director” as that term is defined under the rules of The NASDAQ Global Select Market.

Although the responsibilities detailed below have historically been performed by our chief executive officer and board of directors, going forward we anticipate that the compensation committee will have primary responsibility for evaluating and determining executive compensation. The fundamental responsibilities of our compensation committee are:

•

to provide oversight of our compensation policies, plans and benefit programs including reviewing and making recommendations to our Board regarding compensation plans, as well as general compensation goals and guidelines for our executive officers and our Board;

•

to review and determine all compensation arrangements for our executive officers (including our chief executive officer) and to allocate total compensation among the various components of executive pay;

•	to review and approve all equity compensation awards to our executive officers (including our chief executive officer); and

•	to oversee and direct our equity compensation plans, as applicable to our employees, including executive officers.

The compensation committee has the authority to engage the services of outside consultants; however, in fiscal 2012, neither our Board nor the compensation committee retained any compensation consulting firm.

In determining each executive officer’s compensation, our compensation committee will review our corporate financial performance and financial condition and assess the performance of the individual executive officer. The evaluation of individual performance will be done by the compensation committee in the case of the chief executive officer, and by the chief executive officer in the case of other executives. The chief executive officer will meet with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executives. The compensation committee may modify individual compensation components for executives other than the chief executive officer after reviewing the chief executive officer’s recommendations. The committee is not bound to and may not always accept the chief executive officer’s recommendations. The compensation committee also will review the chief executive officer’s performance and confer with the full board of directors (excluding the chief executive officer). The compensation committee then will make all final compensation decisions for executive officers and approve any equity incentive awards for all of our executive officers. In addition, it is the committee’s practice to consult with the independent members of our Board prior to making material changes to our compensation policies.

Although we may make many compensation decisions in the first quarter of the fiscal year, the compensation evaluation process will be ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards are performed annually or more often as needed. The compensation committee has the discretion to adjust a component of compensation during the year in the event that it determines that circumstances warrant.

Generally, we have granted options and RSUs following an executive officer’s start date. The initial grants to each executive officer were principally based on the prevailing range of initial grants to our other executives with consideration given to the nature of the job and the individual’s experience, as well as the current market conditions relating to equity ownership of officers in similar positions at similarly situated companies. Our compensation committee does not have any specific policy regarding the timing of equity awards and such awards have not historically been made regularly or automatically to our executive officers on an annual basis.

Prior to our initial public offering, our Board determined the fair market value of our common stock on a number of factors, including third party valuation reports. It is our Board’ practice to grant options with exercise prices equal to 100% of fair market value on the date of grant based on our Board’s contemporaneous determination.

Vice President of Business Development employment agreement. In February 2011, the compensation committee approved an employment agreement for Mr. Moore, which was executed shortly thereafter. Mr. Moore’s employment agreement reflects his base salary of $212,000 per year. The employment agreement provides for an annual discretionary bonus that may be paid in cash or stock as determined by the compensation committee. We approved an increase to Mr. Moore’s base salary to $250,000 per year in August 2011.

General Counsel and Vice President of Legal Affairs employment agreement. In March 2012, we entered into an employment agreement with Jessica Zhou. In May 2012, our compensation committee ratified the employment agreement and awarded Ms. Zhou 50,000 RSUs, pursuant to the terms of her employment agreement. Ms. Zhou’s employment agreement also set forth her base salary of $330,000 per year.

Severance Compensation and Termination Protection

See the sections entitled “—Employment Agreements” or “—Potential Payments upon Termination or Change of Control” for a description of agreements with and the tables setting forth the potential severance or change of control payments to be made to each named executive officer and definitions of key terms under these agreements. Our compensation committee believes that these change in control vesting and severance benefits could serve to minimize the distraction caused by a potential transaction involving a change in control and reduce the risk that an executive would leave his employment before a transaction is consummated.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code limits the amount of compensation paid to our chief executive officer and to each of our three other most highly compensated officers (other than our chief executive officer and chief financial officer) that may be deducted by us for federal income tax purposes in any fiscal year to $1,000,000. “Performance-based” compensation that has been approved by our stockholders is not subject to the $1,000,000 deduction limit. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the compensation committee intends to consider tax deductibility under section 162(m) as a factor in compensation decisions.

Compensation Committee Report

The following report of the compensation committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and these discussions, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted on October 26, 2012, by the members of the compensation committee of our Board:

Peter Y. Chung

John L. Ocampo

Robert M. Van Buskirk

Fiscal 2012 Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer, each of our three other most highly compensated persons serving as executive officers as of June 30, 2012. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards (1)	Option Awards (1)	All Other Compensation (2)	Total Compensation
Robert J. Pera	2012	$1		$—		$—	$—	$—	$1
Chief Executive Officer	2011	1		—		—	—	26,605	26,606
	2010	116,937		—		—	—	18,400	135,377

John Sanford	2012	400,000		200,000		—	—	—	600,000
Chief Technology Officer	2011	400,000		200,000		—	—	—	600,000
	2010	340,437	(3)	—		—	—	—	340,347

Benjamin Moore	2012	245,250		—		134,600	—	—	379,850
Vice President of Business Development	2011	204,129		—		—	—	5,078	209,207
	2010	171,477		—		—	—	7,700	179,177

John Ritchie	2012	330,000		165,000		—	—	—	495,000
Chief Financial Officer	2011	330,000		165,000		—	—	—	495,000
	2010	47,596	(4)	23,507	(4)	961,263	305,305	—	1,337,671

Jessica Zhou	2012	95,192	(5)	32,909	(5)	1,246,000	—	—	1,374,101
General Counsel and Vice President of Legal Affairs

(1)	The amounts in this column represent the aggregate grant date fair value of the RSUs or option awards, as applicable, computed in accordance with FASB Topic ASC 718. See the Notes to Consolidated Financial Statements contained in our Annual Report for fiscal 2012 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our RSUs and stock options. For additional information, refer to the footnotes of our Consolidated Financial Statements contained in our Annual Report for fiscal 2012 for the assumptions made in the valuation of the RSUs and option awards. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by named executive officers.
(2)	The amounts in this column represent expenses for automobile leases, automobile insurance and automobile registration fees.
(3)	Includes payments in the aggregate amount of $273,770 made to Dr. Sanford in his role as a consultant to us. Dr. Sanford joined us as our chief technical officer in May 2010 and received a prorated base salary based on an annual salary of $400,000.
(4)	Mr. Ritchie joined us as our chief financial officer in May 2010 and received a prorated base salary and bonus based on an annual salary of $330,000.
(5)	Ms. Zhou joined us as our general counsel and vice president of legal affairs in March 2012 and received a prorated base salary and bonus based on an annual salary of $330,000.

Grants of Plan-Based Awards for Fiscal 2012

The following table provides information regarding grants of plan-based awards to each of our named executive officers during fiscal 2012.

Name	Grant Date	Stock Awards (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (1)	Grant Date Fair Value of Stock and Option Awards (2)
Robert J. Pera	—	—		—	$—	$—
John Sanford	—	—		—	—	—
Benjamin Moore	March 16, 2012	5,000	(3)	—	—	134,600
John Ritchie				—	—
Jessica Zhou	May 8, 2012	50,000	(4)	—	—	1,246,000

(1)	Based on the valuation of our common stock as of the date of grant.
(2)	Represents grant date fair value computed in accordance with FASB Topic ASC 718. See footnotes to the Consolidated Financial Statements contained in our Annual Report for fiscal 2012 for the assumptions used to determine the values.
(3)	Represents an award of RSUs, whereby all of the shares subject to the award will vest on December 31, 2012.
(4)	Represents an award of RSUs, whereby the shares subject to the award vest with respect to 25% of the shares on each anniversary of March 19, 2012, such that all shares shall vest as of March 19, 2016.

Outstanding Equity Awards at June 30, 2012

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers at June 30, 2012.

Name	Option Awards (1)							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested
Robert J. Pera	—		—		—	$—	—	—		$—
John Sanford	—		—		—	—	—	—		—
Benjamin Moore	1,764,890	(2)	—		—	0.05	04/09/2018	5,000		71,250
John Ritchie	48,015		120,075	(3)	—	1.92	05/10/2020	250,590	(4)	3,570,908
Jessica Zhou	—		—		—	—	—	50,000	(5)	712,500

(1)	All stock awards and option awards listed in this outstanding equity awards table were granted under our 2010 Plan or our 2005 Equity Incentive Plan.
(2)	We repurchased and subsequently cancelled options to purchase 360,740 shares of our common stock from this grant on March 2, 2010.
(3)	The shares subject to this stock option began vesting on May 10, 2010 (vesting commencement date) and vest as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/36 of the remaining shares each month thereafter on the same day of the month as the vesting commencement date.
(4)	Represents an award of RSUs, whereby the shares subject to the award vest with respect to 25% of the shares on each anniversary of May 10, 2010, such that all shares shall vest as of May 10, 2014.
(5)	Represents an award of RSUs, whereby the shares subject to the award vest with respect to 25% of the shares on each anniversary of March 19, 2012, such that all shares shall vest as of March 19, 2016.

Option Exercises and Stock Vested in Fiscal 2012

The following table presents certain information concerning the exercise of stock options and the vesting of stock awards held by our named executive officers during fiscal 2012.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Robert J. Pera	—	$—		—	$—
John Sanford	—	—		—	—
Benjamin Moore	374,370	5,596,831.50	(1)	—	—
John Ritchie	82,500	1,079,265.99	(2)	125,295	3,099,798	(3)
Jessica Zhou	—	—		—	—

(1)	The value realized is computed by subtracting the exercise price of $0.05 from the per share fair market value of our common stock on the date of exercise ($15.00) and then multiply the result by the number of options exercised.
(2)	The value realized is computed by subtracting the exercise price of $1.918 from the per share fair market value of our common stock on the date of exercise ($15.00) and then multiply the result by the number of options exercised.
(3)	The value realized is computed by multiplying the number of vested shares by the per share fair market value of our common stock on the date of grant ($24.74).

Pension Benefits & Nonqualified Deferred Compensation

We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during fiscal 2012.

Employment Agreements

We currently have employment agreements with our chief technology officer, our vice president of business development, our chief financial officer and our general counsel and vice president of legal affairs. The employment agreements with our executive officers provide for at will employment, base salary, term of the agreement, eligibility to participate in any of our bonus plans or programs, standard employee benefit plan participation and eligibility to receive stock option grants. The employment agreements contain certain severance and change of control benefits in favor of the executives.

John Sanford. In May 2010, we entered into an employment agreement with John Sanford, our chief technology officer. The agreement sets forth an initial annual base salary of $400,000 and an annual target bonus equal to 50% of his base salary. He is eligible to participate in all of our employee benefit plans. The agreement provides that Dr. Sanford is an at will employee and his employment may be terminated at any time by us or Dr. Sanford. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Dr. Sanford is entitled to severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change of Control.”

Benjamin Moore. In February 2011, we entered into an employment agreement with Benjamin Moore, our vice president, of business development. The agreement sets forth an initial annual base salary of $212,000, which was increased by our compensation committee to $250,000 in August 2011. He is eligible to receive a discretionary annual bonus, subject to individual and company performance goals to be determined by our compensation committee, in an amount determined by our compensation committee. The agreement also provides that Mr. Moore is eligible to participate in all of our employee benefit plans. The agreement provides that Mr. Moore is an at will employee and his employment may be terminated at any time by us or Mr. Moore.

Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Moore is entitled to severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change of Control.”

John Ritchie. In May 2010, we entered into an employment agreement with John Ritchie, our chief financial officer. The agreement sets forth an initial annual base salary of $330,000 and an annual target bonus equal to 50% of his base salary. He is eligible to participate in all of our employee benefit plans. On May 10, 2010, in accordance with the terms of his employment agreement, our Board granted Mr. Ritchie an option to purchase 250,590 shares of our common stock at an exercise price of $1.92 per share and 501,180 RSUs. One quarter of the shares subject to the option vest on the first anniversary of the vesting commencement date and the remaining options vest at the rate of 1/36 each month thereafter. The options have a maximum term of 10 years. The RSUs vest with respect to 25% of the shares subject to the award on each anniversary of the vesting commencement date, such that all RSUs shall vest as of the fourth anniversary of the vesting commencement date. The agreement provides that Mr. Ritchie is an at will employee and his employment may be terminated at any time by us or Mr. Ritchie. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Ritchie is entitled to severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change of Control.”

Jessica Zhou. In March 2012, we entered into an employment agreement with Jessica Zhou, our general counsel and vice president of legal affairs. The agreement sets forth an initial annual base salary of $330,000 and an annual target bonus equal to 35% of her base salary. She is eligible to participate in all of our employee benefit plans. In May 2012, in accordance with the terms of her agreement, our Board granted Ms. Zhou 50,000 RSUs. The RSUs will vest over four years, such that all shares subject to the RSUs shall have vested as of the fourth anniversary of the vesting commencement date. The agreement provides that Ms. Zhou is an at will employee and her employment may be terminated at any time by us or Ms. Zhou. Provided the agreement is not terminated earlier pursuant to its terms, the agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Ms. Zhou is entitled to severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change of Control.”

Potential Payments upon Termination or Change of Control

We currently have employment agreements or change of control agreements with our chief technology officer, our vice president of business development, our chief financial officer and our general counsel and vice president of legal affairs. The description and table that follow describe the payments and benefits that may be owed by us to these named executive officers upon our named executive officer’s termination under certain circumstances.

The employment agreements with Dr. Sanford, Messrs. Moore and Ritchie and Ms. Zhou provide that, if we terminate the named executive officer’s employment for Cause (as defined below), or if our named executive officer terminates his employment other than for Good Reason (as defined below), we must pay the named executive officer any base salary earned but not paid through the date of the named executive officer’s termination, but he will not be entitled to any other compensation or benefits from us except as may be required by law. Vesting of all of the named executive officer’s outstanding equity awards will cease on the date of the named executive officer’s termination.

The employment agreements with Dr. Sanford, Messrs. Moore and Ritchie and Ms. Zhou also provide that if we terminate such named executive officer’s employment other than for Cause and the termination occurs before or more than 24 months after a Change of Control (as defined below), then such executive officer will receive severance payments and partial acceleration of vesting of unvested equity awards. Mr. Ritchie will receive continued payments for 12 months of his base salary then in effect and acceleration of an additional 12 months of vesting of unvested equity awards held by such executive officer. Dr. Sanford will receive continued payments for 12 months of his base salary and target bonus then in effect and acceleration of an additional 12 months of vesting of equity awards held by Dr. Sanford. Mr. Moore will receive continued payments for six months of his base salary then in effect and acceleration of an additional six months of vesting of unvested equity awards held by Mr. Moore. Ms. Zhou will receive continued payments for 12 months of her base salary and target bonus then in effect and acceleration of an additional 12 months of vesting of unvested equity awards held by Ms. Zhou. Additionally, Ms. Zhou will receive continued health and life insurance benefits (and if applicable, to Ms. Zhou’s dependents who received benefits under her coverage prior to the termination) until the earlier of (i) the end of the 12-month period following termination or (ii) the date Executive becomes eligible for such benefits in connection with new employment.

The employment agreements with each of Mr. Ritchie, Dr. Sanford and Ms. Zhou provide that if we terminate the executive officer’s employment other than for Cause or if the executive officer terminates his employment for Good Reason (as defined below), and the termination is within a 24-month period after a Change of Control, then such executive officer will receive a lump sum severance payment equivalent to 12 months of executive officer’s base salary and target bonus then in effect. Furthermore, all of the unvested equity awards held by Mr. Ritchie and Ms. Zhou will accelerate and become vested and Dr. Sanford will receive an additional 12 months of vesting on his unvested equity awards. Additionally, Ms. Zhou will receive continued health and life insurance benefits until the earlier of (i) the end of the 12-month period following termination (and if applicable, to Ms. Zhou’s dependents who received benefits under her coverage prior to the termination) or (ii) the date Executive becomes eligible for such benefits in connection with new employment. Mr. Moore’s employment agreement provides that if we terminate Mr. Moore’s employment other than for Cause, death or disability or if Mr. Moore terminates his employment for Good Reason (as defined below), and the termination is within a 24-month period after a Change of Control, then Mr. Moore will receive a lump sum severance payment equivalent to six months of his base salary and target bonus then in effect and all unvested equity awards held by Mr. Moore will immediately become vested.

In order to receive the severance benefits described above, the executive officer is obligated to provide us with an executed release of claims.

The employment agreements also provide that for a period of one year after the termination of employment the executive officer will refrain from soliciting our employees to leave our company, solicit any of our customers or users, or harass or disparage us.

For the purpose of each of the employment agreements with our named executive officers, “Change of Control” means the occurrence of any of the following:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) that is not a stockholder of Ubiquiti as of the date of such employment agreement becomes the “beneficial owner” (as defined under said Act), directly or indirectly, of securities of Ubiquiti representing 50% or more of the total voting power represented by Ubiquiti’s then outstanding voting securities; or

(ii)	a change in the composition of our Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (a) are our directors as of the date of such employment agreement, or (b) are elected, or nominated for election, to our Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of our directors); or

(iii)	a merger or consolidation of Ubiquiti with any other corporation, other than a merger or consolidation which would result in the voting securities of Ubiquiti outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation.

Our employment agreement with Dr. Sanford replaces (i) above with the following language: “Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined under said Act), directly or indirectly, of securities of the company representing fifty percent (50%) or more of the total voting power represented by the company’s then outstanding voting securities.”

For the purposes of each of our employment agreements with our named executive officers, “Cause” means:

(i)	the executive’s willful act of fraud, embezzlement, dishonesty or other misconduct;

(ii)	the executive’s willful failure to perform his duties to Ubiquiti, failure to materially follow our policy as set forth in writing from time to time, or failure to follow the legal directives of Ubiquiti (other than failure to meet performance goals, objectives or measures), that, with respect to curable failures only, is not corrected within 30 days following written notice thereof to the executive by the our chief executive officer, such notice to state with specificity the nature of the failure;

(iii)	the executive’s misappropriation of any of our material assets;

(iv)	the executive’s conviction of, or a plea of “Guilty” or “No Contest” to a felony;

(v)	the executive’s use of alcohol or drugs so as to interfere with the performance of his duties;

(vi)	the executive’s material breach of such employment agreement or the confidential information agreement entered into with each named executive officer that, with respect to curable failures only, is not corrected within 30 days following written notice thereof to the executive by our chief executive officer, such notice to state with specificity the nature of the material breach;

(vii)	conduct which, in Ubiquiti’s determination, is a material violation of executive’s fiduciary obligations to us; or

(viii)	the intentional material damage to any of our property.

Our employment agreement with Ms. Zhou replaces (i) above with the following language: “the Executive’s willful act of fraud, embezzlement, or dishonesty or other misconduct that has caused material harm to the Company.” Additionally, it replaces (vii) with “conduct which is a material violation of Executive’s fiduciary obligations to the Company that is not corrected within (30) days following written notice thereof to Executive by the Company’s Chief Executive Officer.”

For the purpose of each of our employment agreements with our named executive officers, “Good Reason” will exist if such executive officer resigns from his employment, unless otherwise agreed to in writing or by e-mail, within 60 days after the occurrence of any of the following:

(i)	any reduction in his base salary or target bonus of 20% or more (other than temporary reductions applying to all of our senior executives);

(ii)	a change in his position with Ubiquiti or successor company that substantially reduces his duties and responsibilities in his current executive position;

(iii)	office relocation of more than 50 miles further from the executive’s primary residence; or

(iv)	any other material breach by us of our obligations to the executive under such agreement that is not corrected within 30 days following written notice to us by the executive, such notice to state with specificity the nature of the material breach.

Our employment agreement with Ms. Zhou replaces (i) above with the following language: “any reduction in her Base Salary or Target Bonus (other than temporary reductions applying and comparable to all senior executives of the Company).” Additionally, it replaces (iv) with “any other material breach by the Company of its obligations to the Executive under this Agreement that, to the extent curable, is not corrected within thirty (30) days following written notice thereof to the Company by the Executive, such notice to state with specificity the nature of the material breach.”

Our employment agreement with Dr. Sanford replaces (ii) above with the following language: “a change in his position with the company or successor company that substantially reduces his duties and responsibilities as chief technology officer; provided, however, that executive remaining as the chief technology officer of a division, subsidiary or other business unit comprising all or substantially all of the company’s business following a Change of Control shall not in and of itself constitute Good Reason.” Additionally, it replaces (i) above with the following language: “any reduction in his base salary or target bonus of 20% or more (other than a reduction applying to all senior executives of the Company).”

Fiscal 2012 Potential Payments upon Termination or Change of Control

The following table shows the amounts each of our named executive officers would have received in the event of their termination, other than for Cause, following a Change of Control, or upon certain other events, assuming the termination took place on June 30, 2012, the last business day of our most recent completed fiscal year.

		Involuntary Termination
Name	Benefits	Before or More Than 24 Months After Change of Control		Within 24 Months After Change of Control
John Sanford	Severance Payment (Salary)	$400,000	(1)	$400,000
	Severance Payment (Bonus)	200,000	(1)	200,000
Benjamin Moore	Severance Payment (Salary)	106,000	(1)	106,000
	Severance Payment (Bonus)	—		—	(2)
	Acceleration of RSUs	71,250	(3)	71,250	(4)
John Ritchie	Severance Payment (Salary)	330,000	(1)	330,000
	Severance Payment (Bonus)	—		165,000
	Acceleration of Stock Options	772,438	(5)	1,480,525	(4)
	Acceleration of RSUs	1,785,454	(6)	3,570,908	(7)
Jessica Zhou	Severance Payment (Salary)	330,000	(1)	330,000
	Severance Payment (Bonus)	115,500	(1)	115,500
	Continuing Benefits	14,821	(6)	14,821	(6)
	Acceleration of RSUs	178,125	(7)	712,500	(8)

(1)	The salary and bonus severance amount for Mr. Ritchie, Dr. Sanford and Ms. Zhou would be divided into 12 equal monthly payments if the executive officer were terminated without Cause before or more than 24 months after a Change of Control. The salary and bonus severance amount for Mr. Moore would be divided into six equal monthly payments if he was terminated without Cause before or more than 24 months after a Change of Control. The salary and bonus severance amount for Messrs. Ritchie and Moore, Dr. Sanford and Ms. Zhou would be paid in a lump sum if the executive officer were terminated without Cause within 24 months after a Change of Control.
(2)	The amount of severance payment bonus to be determined by the compensation committee subject to achieving company and individual performance goals.
(3)	Six months of unvested shares subject to the equity award would accelerate if the executive officer were terminated without Cause. Value represents the gain the executive officer would receive, calculated as the difference between the stock price on June 30, 2012 and the exercise price of unvested options that would vest within six months of termination. The stock price on June 30, 2012 was $14.25 per share.
(4)	100% of the unvested shares subject to the equity award would accelerate if the executive officer were terminated without Cause or resigned for Good Reason within a 24-month period after a Change of

Control. Value represents the gain the executive officer would receive, calculated as the difference between the stock price on June 30, 2012 and the exercise price of any unvested equity awards. The stock price on June 30, 2012 was $14.25 per share.
(5)	Twelve months of unvested shares subject to stock options would accelerate if the executive officer were terminated without Cause. Value represents the gain the executive officer would receive, calculated as the difference between the stock price on June 30, 2011 and the exercise price of unvested options that would vest within twelve months of termination. The stock price on June 30, 2012 was $14.25 per share.
(6)	Consists of twelve months of continuing health and life benefits for Ms. Zhou and her dependants. Value represents the current cost of twelve months of health and life insurance premiums.
(7)	An additional 12 months of unvested shares subject to RSUs would accelerate if the executive officer were terminated without Cause. Value represents the gain the executive officer would receive, calculated based on the stock price as of June 30, 2012. The stock price on June 30, 2012 was $14.25 per share.
(8)	100% of the unvested shares subject to RSUs would accelerate if the executive officer were terminated without Cause or resigned for Good Reason. Value represents the gain the executive officer would receive, calculated based on the stock price as of June 30, 2012. The stock price on June 30, 2012 was $14.25 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following chart sets forth certain information as of June 30, 2012, with respect to our equity compensation plans, specifically our 2010 Equity Incentive Plan, or the 2010 Plan and the 2005 Equity Incentive Plan, or the 2005 Plan. Each of the 2010 Plan and the 2005 Plan have been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights (1)(2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	3,801,065	(4)(5)	$1.45	1,649,294
Equity compensation plans not approved by security holders	—		$—	—
Total	3,801,065		$1.45	1,649,294

(1)	These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding awards of RSUs.
(2)	The weighted-average remaining contractual term of the Company’s outstanding options as of June 30, 2012 was 2.7 years.
(3)	Includes shares reserved for issuance under the 2010 Plan. The number of shares reserved for issuance under the 2010 Plan automatically increases on July 1st of each year by the lesser of (i) 8,000,000 shares, (ii) five percent (5%) of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year or (iii) the number of shares determined by our Board. In addition, the number of shares reserved for issuance under the 2010 Plan is increased from time to time in an amount equal to the number of shares subject to outstanding options under the 2005 Plan that are subsequently forfeited pursuant to the terms of the 2005 Plan.
(4)	This number includes 1,659,995 shares subject to outstanding awards granted under the 2010 Plan, of which 1,206,375 shares were subject to outstanding options and 453,620 shares were subject to outstanding RSU awards, and
(5)	This number includes 2,141,070 shares subject to outstanding options outstanding under the 2005 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since the beginning of fiscal 2012 to which we were a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Executive Compensation” section of this proxy statement.

In February 2012, we entered into a design services agreement with M/A-COM Technology Solutions Holdings, Inc. Two of our directors, John Ocampo and Peter Chung, are also directors of M/A-COM, and entities affiliated with Summit Partners L.P., an affiliate of Mr. Chung and one of our major stockholders, collectively own 19.27% of M/A-COM common stock. The design services agreement provides that M/A-COM will provide engineering services to us toward the development of an integrated circuit device. The agreement provides that we will pay M/A-COM up to $500,000 for such engineering services based on milestone achievements, and sets a unit price for potential future production orders of such devices by us from M/A-COM if a production device results from the development.

In October 2011, Mr. Ocampo purchased 297,000 shares of our common stock in our initial public offering at the same price per share offered to the public.

In July 2011, we repurchased an aggregate of 12,041,700 shares of our Series A preferred stock from entities affiliated with Summit Partners, L.P., one of our major stockholders, at a price of $8.97 per share for an aggregate purchase price of $108,000,000. Of the aggregate purchase price, $40,000,000 was paid in cash at the time of closing and the balance of the shares were paid for through our issuance of convertible subordinated promissory notes in the aggregate principal amount of $68,000,000. In September 2011 we entered into a Loan and Security Agreement with East West Bank and used $34,000,000 of the funds from the loan to pay down the aggregate unpaid principal amount of the promissory notes to $34,000,000. In October 2011, in connection with our initial public offering, we paid off the notes.

Policies and Procedures for Related Party Transactions

As provided by the audit committee charter, the audit committee of our Board must review and approve any related party transaction. Furthermore, approval should be obtained prior to entering into the transaction when audit committee is aware of such transaction. All of our directors, officers and employees are required to report to the audit committee any related party transaction prior to entering into the transaction.

We believe that we have executed all of the transactions set forth under the section entitled “Certain Relationships and Related Party Transactions” on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the audit committee of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons holding more than 10% of a registered class of our equity securities to report initial ownership of such equity shares and any subsequent changes in ownership to the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely on our review of copies of such forms received, or written representations from certain reporting persons that no filings were required for such persons, we believe that, during fiscal 2012, all Section 16(a) filing requirements applicable to our executive officers and directors were complied with except as follows:

•	Mr. Gurley filed his Form 3 late on May 15, 2012 reporting his initial beneficial ownership in the company.

•	Mr. Gurley filed a late Form 4 on August 10, 2012 to report the grant on August 7, 2012 of an award of 20,000 restricted stock units.

•	Mr. Moore filed a late Form 4 on May 24, 2012 to report the grant on March 16, 2012 of an award of 5,000 restricted stock units.

•	Ms. Zhou filed a late Form 4 on May 11, 2012 to report the grant on May 8, 2012 of an award of 50,000 restricted stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 30, 2012, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the Summary Compensation Table, (3) each of our directors and nominees and (4) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Ubiquiti Networks, Inc., 2580 Orchard Parkway, San Jose, California 95131.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 83,731,877 shares outstanding as of September 30, 2012. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after September 30, 2012 and RSUs that will vest within 60 days after September 30, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Entities affiliated with Summit Partners, L.P. (1)	17,095,543	19.27%
Patrick Jabbaz	4,711,495	5.31%

Named Executive Officers and Directors:
Robert J. Pera	57,802,770	65.14%
Benjamin Moore (2)	1,764,890	1.95%
John Ritchie (3)	219,099	*
John Sanford	480,545	*
Jessica Zhou	—	—
Peter Y. Chung (4)	17,095,543	19.27%
Charles J. Fitzgerald (5)	17,095,543	19.27%
John L. Ocampo (6)	336,458	*
J. William Gurley	5,000	*
Robert M. Van Buskirk (7)	24,998	*
All directors and executive officers as a group (10 persons) (8)	82,440,798	91.02%

*	Amount represents less than 1% of our common stock.
(1)	Includes 10,647,037 shares of common stock held by Summit Partners Private Equity Fund VII-A, L.P., 6,394,780 shares of common stock held by Summit Partners Private Equity Fund VII-B, L.P., 49,105 shares of common stock held by Summit Investors I, LLC and 4,621 shares of common stock held by Summit Investors I (UK), L.P. Summit Partners, L.P. is (i) the managing member of Summit Partners PE VII, LLC, which is the general partner of Summit Partners PE VII, L.P., which is the general partner of Summit Partners Private Equity Fund VII-A, L.P. and Summit Partners Private Equity Fund VII-B, L.P., and (ii) the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC., and the general partner of Summit Investors I (UK), L.P. Summit Partners, L.P., through a two-person investment committee, currently composed of Martin J. Mannion and Bruce R. Evans, has voting and dispositive authority over the shares held by each of these entities and therefore beneficially owns such shares. The address for each of these entities is 222 Berkeley Street, 18th Floor, Boston, MA 02116.

(2)	Consists solely of shares issuable upon the exercise of options exercisable within 60 days of September 30, 2012.
(3)	Includes 74,118 shares of common stock issuable upon the exercise of options exercisable within 60 days of September 30, 2012.
(4)	Includes shares held by Summit. Mr. Chung is a member of the general partner of Summit Partners, L.P. and as a result may be deemed to beneficially own the shares owned by Summit. Mr. Chung disclaims ownership of the shares held by Summit, except to the extent of his pecuniary interest therein.
(5)	Includes shares held by Summit. Mr. Fitzgerald is a member of the general partner of Summit Partners, L.P. and as a result may be deemed to beneficially own the shares owned by Summit. Mr. Fitzgerald disclaims ownership of the shares held by Summit, except to the extent of his pecuniary interest therein.
(6)	Includes 1,458 shares of common stock issuable upon vesting of RSUs that will vest within 60 days of September 30, 2012. Includes 335,000 shares of common stock held by the Ocampo Family Trust. Mr. Ocampo is an affiliate of the Ocampo Family Trust and as a result may be deemed to beneficially own the shares owned by the Ocamo Family Trust.
(7)	Includes 2,778 shares of common stock issuable upon vesting of RSUs that will vest within 60 days of September 30, 2012.
(8)	Includes 1,839,008 shares of common stock issuable upon the exercise of options exercisable within 60 days of September 30, 2012 and 4,236 shares of common stock issuable upon vesting of RSUs that will vest within 60 days of September 30, 2012.

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2012 Annual Meeting. If any other matters properly come before the 2012 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2012 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed on the proxy card you received, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

The Board of Directors

San Jose, California

October 26, 2012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

UBIQUITI NETWORKS, INC.

2580 ORCHARD PARKWAY

SAN JOSE, CA 95131

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

FOR the following Class I directors to serve until 2015:

1. Election of Directors

Nominees

01 J. William Gurley

02 John L. Ocampo

The Board of Directors recommends you vote FOR the following proposal:

For

Against

Abstain

2 The approval of Ubiquiti’s executive compensation, on an advisory and non-binding basis.

The Board of Directors recommends you vote 2 YEARS on the following proposal:

1 year

2 years

3 years

Abstain

3 The frequency with which stockholders are provided an advisory stockholder vote on executive compensation, on an advisory and non-binding basis.

The Board of Directors recommends you vote FOR the following proposal:

For

Against

Abstain

4 Ratification of the appointment of PricewaterhouseCoopers LLP as Ubiquiti’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

UBIQUITI NETWORKS INC. Annual Meeting of Stockholders December 14, 2012 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of UBIQUITI NETWORKS, INC., a Delaware corporation (“Ubiquiti”) hereby appoint(s) Robert J. Pera and Jessica Zhou, or either of them, as proxies, each with the power to appoint (his/ her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UBIQUITI NETWORKS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, PST on 12/14/2012, at the Ubiquiti’s headquarters, located at 2580 Orchard Parkway San Jose, CA 95131, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side

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